Exhibit 99.1

Teladoc Health Announces Proposed Offering of $800 Million of Convertible Senior Notes due 2027

PURCHASE, NY, May 14, 2020 — Teladoc Health, Inc. (NYSE: TDOC) (“Teladoc Health”) today announced its intention to offer, subject to market conditions and other factors, $800 million aggregate principal amount of Convertible Senior Notes due 2027 (the “Notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering of the Notes, Teladoc Health expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the closing date for the offering of the Notes, up to an additional $120 million aggregate principal amount of Notes on the same terms and conditions.

Teladoc Health intends to use a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its 3.00% Convertible Senior Notes due 2022 (the “2022 Notes”) to exchange their 2022 Notes for a combination of cash and shares of Teladoc Health common stock. Teladoc Health intends to use the remainder of the net proceeds of the offering for working capital and other general corporate purposes, including the repayment of certain indebtedness, including the remaining 2022 Notes, or the pursuit of strategic acquisitions, should they arise.

The Notes will be unsecured, senior obligations of Teladoc Health, and interest on the Notes will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will mature on June 1, 2027, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to December 1, 2026, the Notes will be convertible only under certain circumstances and during certain periods. On or after December 1, 2026, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Teladoc Health may not redeem the Notes prior to June 5, 2024. On or after June 5, 2024, Teladoc Health may redeem, for cash, all or part of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Teladoc Health provides notice of the redemption. Holders of the Notes will have the right to require Teladoc Health to repurchase all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

Teladoc Health will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the Notes, including interest rate, conversion rate and other terms, will be determined at the time of pricing.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of Teladoc Health’s common stock issuable upon conversion of the Notes or in exchange for the 2022 Notes have been or will be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Teladoc Health, Inc.

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,400 employees, the organization delivers care in more than 175 countries and in more than 40 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our financing plans (including statements related to the offering of the Notes and the exchange of the 2022 Notes), future revenues, future earnings, future numbers of members or clients, the impact of COVID-19, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, the impact of COVID-19 and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the offering of the Notes and the use of proceeds therefrom; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; (vi) changes to our abilities to recruit and retain qualified providers into our network; and (vii) the impact of COVID-19 on our operations, demand for our services and general economic conditions, as well as orders, directives and legislative action by local, state and federal governments in response to the spread of COVID-19. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:

Courtney McLeod

Director of Communications

914-265-6789

cmcleod@teladochealth.com

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com